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COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES                 EXHIBIT 12.1
Carolina First Corporation and Subsidiaries



($ in thousands)
                                              March 31, 1996
                                              --------------
EARNINGS:
  Income from continuing operations
     before income taxes.......................$       3,538

ADD:
  (a) Fixed charges............................       14,843

DEDUCT:
  (a) Interest capitalized during year.........          --
                                               -------------
Earnings, for computation purposes.............$      18,381
                                               =============


FIXED CHARGES:
  Interest on indebtedness, expenses or cap....$      14,670
  Portion of rents representative of the
     interest factor...........................          141
  Amortization of debt expense.................           32
                                               -------------
Fixed charges, for computation purposes........$      14,843
                                               =============
Ratio of earnings to fixed charges.............         1.24 x